Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBAENES-OXLEY ACT OF 2002

      In connection with the Annual Report of Getting Ready Corporation (the 'Company') on Form 10-KSB for the year ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

      (1) The Report fully complies with the  requirements  of Section 13 (a) of
      Section 15 (d) of the Securities and Exchange Act of 1934: and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

      In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                        GETTING READY CORPORATION


Date: December 16, 2005                 By: /s/ Sheldon R. Rose
                                           -------------------------------------
                                                Sheldon R. Rose
                                        Title:  Chief Executive Officer and
                                                Principal Accounting Officer